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                                                                   EXHIBIT 10.40

                                 SALES AGREEMENT


        This Agreement is entered into and effective May 5, 2000 (the "Effective Date") between Wilke Resources, Inc. ("Wilke"), a Kansas corporation located in Lenexa, Kansas and Amarillo Biosciences, Inc. ("ABI"), a Texas corporation located in Amarillo, Texas.

                                    RECITALS

        WHEREAS, ABI offers to market Anhydrous Crystalline Maltose (ACM), ("Product") for sale into the nutritional supplement market ("Market") in North America ("Territory");

        WHEREAS, ABI has expressed interest in marketing Product through Wilke on an exclusive basis and;

        WHEREAS, ABI and Wilke wish to formalize an agent agreement.

        NOW, THEREFORE, in exchange of the consideration set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree to work together as follows:

1.      APPOINTMENT:            ABI hereby appoints Wilke as its exclusive sales
                                representative in the capacity of broker to sell
                                "Product" into the "Market."

2.      MARKET:         "Market" is defined as all companies doing business in
                        the nutritional supplement, nutraceutical, dietary supplement, and sports nutrition industries.

3.      PRODUCT:        "Product" is defined as Anhydrous Crystalline Maltose.

4.      TERRITORY:      The "Territory" shall be defined as North America which
                        shall include USA, Canada and Mexico. The "Territory" may be expanded by mutual agreement of both parties.

5.      TERM:           The term of this Agreement shall be for a period of
                        three years from the Effective Date and shall continue thereafter in two (2) year increments until terminated by either party upon giving to the other party at least
                        (90) days written notice before ending of period. If terminated by ABI, ABI will pay to Wilke, commission on all existing Products customers for a period of one year from termination of this agreement.

6.      AUTHORITY AND CAPACITY:     Wilke is not an employee of ABI and agrees
                                    to conduct all of its business in its own name as an independent contractor except where Wilke's name is listed as an agent for ABI.


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7.      BROKER:         As a Broker, Wilke will solicit and secure the
                        customer's order. ABI will ship Product directly to and invoice the customer and ABI will pay Wilke a commission on each sale. In this capacity, Wilke will only offer pricing and terms previously agreed to with ABI on a customer-by-customer basis. Wilke shall secure orders and forward them to ABI on a timely basis.

8.      WILKE:          Wilke shall not broker any other crystalline maltose
                        during the term of this Agreement.

9.      COMMISSIONS:            ABI will pay a commission fee of ***% of all
                                sales of Product up to the **** dollars ($****) annually and ***% on annual amounts in excess of *** dollars in the Territory to Wilkie. Sales are computed as net sales FOB ABI's warehouse.

10.     PAYMENTS OF COMMISSION:     ABI shall pay commissions to Wilke within 30
                                    days of receipt of ABI's payment in full for the invoiced Product.

11.     SPECIAL PAYMENTS:       ABI may, at times, pay to Wilke special fees to
                                reimburse mutually agreed upon expenses and fees.

12.     SPECIAL AGREEMENTS:     Agreements to variations from established
                                standards such as pricing, commissions, and other special considerations on a customer by customer basis shall be in writing and deemed as becoming part of this agreement on the date the special situation is agreed to by both parties.

13.     PROMOTIONAL MATERIALS:      ABI will prepare product literature and
                                    literature about ABI and supply Wilke with these materials. Wilke and ABI agree to jointly develop all the applications and market development literature relating to the Product.

14.     TRADE SHOWS:            Wilke and ABI will at times agree to exhibit at
                                trade shows in the Market. ABI and Wilke will agree to cost sharing on a show-by-show basis.

15.     ENTIRETY:       This Agreement contains the entire agreement of the
                        parties and there are no other contracts, agreements or understandings, oral or written existing between them except as contained in this Agreement.

16.     ASSIGNABILITY:          Neither party may assign the Agreement without
                                the prior written consent of the other party.


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17.     SUCCESSORS AND ASSIGNS:     This Agreement shall be binding upon and
                                    inure to the benefit of the parties hereto and respective successors and assigns.

18.     PROPRIETARY RIGHTS:     Wilke agrees to assign to ABI all rights to
                                patents, trademarks, and copyrights related to the business of ABI that are discovered or created during the performance of sales and marketing representation of ABI. Wilke also agrees to sign applications or other documents as ABI may require for the documentation, establishment and protection of its ownership of such ideas, trademarks, patents, copyrights or trade secrets, either during the term of this contract or thereafter.

19.     CONFIDENTIALITY COVENANT:   Wilke recognizes the highly confidential
                                    nature of ABI's business, products, customer lists, patents and trade secrets. During the term of this Agreement and for 3 years thereafter, Wilke will not directly, indirectly, or otherwise use, Communicate, disclose, reproduce, lecture, publish or otherwise appropriate any confidential or proprietary information regarding ABI's business, products, customers, patent or trade secrets without the prior written consent of an officer of ABI.

20.     SURVIVAL:       The confidentiality Covenant and proprietary interest
                        Covenant shall survive the termination of this Agreement.

21.     CHOICE OF LAW:          The provisions of this Agreement shall be
                                governed by and construed in accordance with the laws of the State of Kansas.

        Please acknowledge acceptance of the above terms by having a duly authorized officer of your company sign below.

AMARILLO BIOSCIENCES, INC.

By:                                             Date:
   --------------------------------                  ---------------------------
   Joseph M. Cummins, DVM, PhD
   President and CEO

WILKE RESOURCES, INC.

By:                                             Date:
   --------------------------------                  ---------------------------
   Wayne Wilke, President


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